Exhibit 10.35

Lease Agreement

THIS LEASE (“Lease”) is entered into as of February 18, 2015, by Mojave Air and Space Port, a California Airport District (“Landlord”), and TSC, LLC, a Delaware limited liability company, (“Tenant”).

ARTICLE 1.

BASIC LEASE PROVISIONS

1.1    Landlord: Mojave Air and Space Port (“MASP”).

1.2    Tenant: TSC, LLC, a Delaware limited liability company.

1.3    Rental Commencement Date: March 1, 2015.

1.4    Premises: Site 14 Acreage, as more specifically designated on Exhibit A.

1.5    Rentable area: Approximately 55,052 square feet of acreage.

1.6    Lease term:

Basic Term: The Basic Term is Twelve months from the Rental Commencement Date through February 28, 2016 with TSC, LLC,

Renewal Term: Five (5) One (1) year options, exercisable pursuant to Section 22.18.

1.7    Rental: ($.025/sq. ft.) $16,515.60 per Lease Term paid in monthly installments of $1,376.30, including during Renewal Term. Rent shall be adjusted in accordance with Section 4.2.

1.8    Use of Premises: The Premises shall be occupied and used by the Tenant for the purpose of storing fuel and equipment for company use.

1.9    Security: A 5% security patrol fee of the total monthly rent will be added to the monthly billing.

1.10    Late charge: If the Rent is not paid by the 20th day of each month, Landlord shall also be paid by Tenant interest at the rate of 1.5% per month on the unpaid balance owed to Landlord.

1.11    Addresses for notices and rent payment:

Landlord: MASP Attn: Director of Business Development 1434 Flightline Mojave, California 9350	Tenant: TSC, LLC Attn: Secretary 65 Bleecker Street, 6th Floor New York, NY, 10012

1.12    Exhibits: Exhibit “A” — Description of Premises

This Article 1 (“Basic Lease Provision”) is intended to supplement and/or summarize the provisions set forth in the balance of this Lease. If there is any conflict between any provisions contained in this Article 1 and the balance of this Lease, the balance of this Lease shall control.

ARTICLE 2.

ADDITIONAL DEFINITIONS

2.1    ADDITIONAL RENTAL. The term ‘Additional Rental’ as used in this Lease shall mean each and every payment described in this Lease which is required to be paid by Tenant to Landlord other than the Annual Rental.

2.2    ADJUSTMENT DATE. Deleted.

2.3    ALTERATIONS. The term ‘Alterations’ as used in this Lease shall mean any addition, modification or other alteration of the Premises made after opening of the Premises for business.

2.4    INDEX. The term ‘Index’ as used in this Lease shall mean the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics, for Los Angeles / Riverside / Orange County Area. If at any time the Index should not exist in the format recited herein, Landlord shall substitute any official index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall, in Landlord’s opinion, be most nearly equivalent thereto.

2.5    LANDLORD’S WORK. None.

2.6    RENTAL. The term ‘Rental’ or ‘Rent’ as used in this Lease shall mean the total of all payments described in this Lease which is required to be paid by Tenant to Landlord, including but not limited to the Annual Rental and all other items described as Additional Rental payments.

2.7    TENANT’S WORK. None.

2.8    TERM OR LEASE TERM. The term ‘Term’ or ‘Lease Term’ shall refer to the term of this Lease, as specified in the Basic Lease Provisions, together with any renewals or extensions thereof.

ARTICLE 3.

PREMISES

3.1    PREMISES. Landlord leases to Tenant and Tenant leases from Landlord for the Term, at the Rental and upon the covenants and conditions set forth in this Lease, the Premises described in the Basic Lease Provisions. Tenant acknowledges that, prior to execution of this Lease, Tenant has had the opportunity to inspect the Premises and, by its execution of this Lease, Tenant hereby accepts the Premises in an ‘as-is’ condition. Tenant acknowledges that it shall have no right of control, regulation, approval or disapproval with respect to the use or development of any portion of Mojave Airport which is not included in the Premises. Tenant acknowledges that this Lease is subordinate and subject to all encumbrances, reservations, restrictions and other matters affecting the Premises or the use or occupancy thereof, in effect on the execution of this Lease or thereafter promulgated.

3.2    RESERVATION. Landlord reserves the right to use the exterior walls, floor, roof and plenum in, above and below the Premises for the installation, maintenance, use and replacement of pipes, ducts, conduits, wires, alarm lines, heating, ventilating and air conditioning lines, fire protection lines and systems, electric power, telephone and communication lines and systems, sanitary sewer lines and systems, gas lines and systems, water lines and systems, and structural elements serving the Mojave Airport and for such other purposes as Landlord deems necessary.

3.3    CONDITIONS PRECEDENT TO EFFECTIVENESS OF LEASE. Deleted

3.4    DELIVERY OF POSSESSION. Deleted

ARTICLE 4.

RENTAL

4.1    ANNUAL RENTAL. Tenant agrees to pay as rental for the use and occupancy of the Premises the Annual Rental specified in the Basic Lease Provisions, in the monthly installments so specified, in advance, on or before the first day of each month, without prior demand, offset or deduction. Should the Rental Commencement Date be a day other than the first day of a calendar month, then the monthly installment of Annual Rental for the first fractional month shall be equal to one-thirtieth (l/30th) of the monthly installment of Rental for each day from the Commencement Date to the end of the partial month. Such amount shall be payable on the Rental Commencement Date.

4.2    ADJUSTMENT TO ANNUAL RENTAL. The Annual Rental shall be adjusted annually (the “Adjustment Date”), commencing on Tenant’s first Adjustment Date of March 1, 2016. Adjustments, if any, shall be based upon increases, if any, in the Consumer Price Index, All Urban Consumers, All Items, Not Seasonally Adjusted (1982-84=100) published by the United States Department of Labor, Bureau of Labor Statistics, for Los Angeles/ Riverside/ Orange County Area (“Index”). The Index in publication three (3) months immediately before the commencement of the term of this Lease shall be the “Base Index.” The Index in publication three (3) months immediately before the then Adjustment Date shall be the “Comparison Index.” As of each Adjustment Date, the Rent payable during the ensuing twelve-month period shall be increased by a percentage equal to the percentage increase, if any, in the Comparison Index over the Base Index. If the Comparison Index for any Adjustment Date is equal to or less than the Comparison Index for the preceding Adjustment Date (or the Base Index, in the case of First Adjustment Date), the Rent for the ensuing twelve-month period shall remain unchanged. When the Rent payable as of each Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Rent and the manner in which it was computed. The adjusted Rent shall become the new “Annual Rental.”

4.3    PLACE OF PAYMENT. Tenant shall pay Annual Rental and Additional Rental to Landlord at the address specified in the Basic Lease Provisions or to such other address and/or person as Landlord may from time to time designate in writing to Tenant.

4.4    LATE PAYMENTS. If Tenant fails to pay any Annual Rental or Additional Rental when the same is due and payable, the unpaid amounts shall bear interest at the rate which is the lesser of 1.5% per month or the maximum rate allowed by law from the date due to the date of payment. In addition, Tenant acknowledges that the late payment of any installment of Annual Rental or Additional Rental will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses will include, without limitation, administrative and collection costs and processing and accounting expenses. Therefore, if any installment of Rental or Additional Rental is not received by Landlord from Tenant when the installment is due, Tenant shall immediately pay to Landlord the amount specified in the Basic Lease Provisions as the Late Charge, in addition to the Rental and/or Additional Rental which is otherwise due. Landlord and Tenant agree that the Late Charge represents a reasonable estimate of the costs and expenses and is fair compensation to Landlord for its loss suffered by the nonpayment by Tenant. Unless otherwise provided herein, payments of Additional Rental shall be due at the same time as the next installment of Annual Rent.

ARTICLE 5.

SECURITY DEPOSIT

5.1    SECURITY DEPOSIT. None.

5.2    APPLICATION OF SECURITY DEPOSIT. Deleted

5.3    REFUND. Deleted.

ARTICLE 6.

COMMON AREA

6.1    USE OF COMMON AREA. The use and occupancy by Tenant of the Premises shall include the non-exclusive use of the Common Area (except areas used in the maintenance or operation of the Mojave Airport) in common with Landlord and other tenants of Mojave Airport and their invitees. Any such use shall be subject to the Rules and Regulations of Mojave Airport concerning the use of the Common Area, established by Landlord from time to time.

6.2    CONTROL OF AND CHANGES TO COMMON AREA. Landlord shall have the sole and exclusive control of the Common Area, as well as the right to make changes to the Common Area at its sole cost and expense. Landlord’s rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) temporarily close any portion of the Common Area for repairs, improvements or alterations or for any other reason deemed sufficient in Landlord’s judgment; and (c) change the shape and size of the Common Area, add, eliminate or change the location of improvements to the Common Area, including, without limitation, buildings, parking areas, roadways and curb cuts, and construct buildings on the Common Area. Landlord may determine the nature, size and extent of the Common Area and whether portions of the same shall be surface, underground or multiple-deck, as well as make changes to the Common Area from time to time which in its opinion are deemed desirable for the Mojave Airport. Notwithstanding the foregoing, Landlord shall not make any changes that are not commercially reasonable.

6.3    EMPLOYEE PARKING. Landlord may designate what portions of the Common Area, if any, shall be used for automobile or other parking by Tenant and their employees, subtenants and licensees. Tenant shall require its employees, subtenants and licensees to park in such designated areas.

ARTICLE 7.

TAXES

7.1    TAXES. California Revenue and Taxation Code Section 107, et seq., provides, in part, that a local public entity of government, when entering into a written contract with a private party whereby a possessory interest subject to property taxation may be created, shall include in that contract, a statement that the property interest may be subject to property taxation if created, and that the party in whom the possessory interest is vested may be subject to the payment of property taxes levied on the interest. To the extent this Lease creates a possessory interest in the Premises that triggers the imposition of a possessory interest in tax exempt property, Tenant shall be solely responsible for the payment of such possessory interest tax.

ARTICLE 8.

UTILITIES

8.1    UTILITY SERVICES AND CHARGES. Tenant agrees to make all arrangements for and to pay directly to the appropriate utility company all charges for utility services, including, without limitation, all utility hook-up connection charges, fees and taxes, supplied to Tenant for Tenant’s use in or about the Premises including, but not limited to, gas, electricity, water, telephone and trash collection.

8.2    WAIVER OF LIABILITY.

Except for the failure of Landlord to fulfill its obligations for utility service as expressly provided herein, the failure or interruption of any utility or service shall neither render Landlord liable in damages nor otherwise entitle Tenant to terminate this Lease or discontinue making payments of Annual Rental or Additional Rental; provided, however if by the fault of Landlord any utility service is interrupted for thirty (30) continuous days or more, Rent shall be abated from the date of initial interruption until restoration of such utility service, and if the utility service is interrupted for sixty (60) continuous days or more, Tenant may terminate this Lease.

8.3    TENANT’S NONPAYMENT. Deleted.

ARTICLE 9.

INSURANCE

9.1    TENANT’S INSURANCE. As of the Rental Commencement Date and continuing during the Term, Tenant shall, at its sole cost and expense, procure, pay for and keep in full force and effect the following types of insurance, in at least the amounts and in the form specified below:

9.1.1    General Liability Insurance. Tenant shall procure and maintain during the Term of this Lease and any Renewals, Commercial General Liability Insurance to protect against Bodily Injury and Property Damage, Products / Completed Operations, Personal & Advertising Injury, and Fire Legal Liability, for damages and accidents arising out of Tenant’s business operations in, out of, and around the Leased Premises, for a minimum amount of $1,000,000.00 combined single limit for Bodily Injury and Property Damage each occurrence and $2,000,000.00 in the aggregate.

9.1.2    Tenant’s Work. None.

9.1.3    Special Form Property Insurance. Deleted

9.1.4    Pollution Legal Liability. Tenant shall procure and maintain prior to the start of manufacturing operations and thereafter during the term of this Lease and any extensions, Pollution Legal Liability / Environmental Liability Insurance to protect against third party property damage / bodily injury and clean up of contaminants, for a minimum limit of $1,000,000.

9.2    POLICY FORM. All policies of insurance provided for herein shall be issued by insurance companies with a financial rating acceptable to Landlord and which are qualified to do business in California. All such policies shall name Landlord its directors, officers and employees as an additional insured and shall be for the mutual and joint benefit and protection of Landlord and Tenant. Proof of insurance or certificates thereof shall be delivered to Landlord, if requested, prior to Tenant, its agents or employees, entering the Premises for any purpose. Thereafter, executed copies of renewal policies or certificates shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each policy. All public liability, property damage and other casualty policies shall be written as primary policies and any insurance carried by Landlord shall not be contributing with such policies.

9.3    LANDLORD’S INCREASED PREMIUMS DUE TO USE OF PREMISES. Tenant shall not do any act in or about the Premises which will increase Landlord’s insurance rates covering the building of which the Premises are a part. If Landlord’s rates increase as a result, Tenant agrees to pay to Landlord upon demand the amount of any increase in premiums for insurance resulting from Tenant’s use of the Premises, whether or not Landlord shall have consented to the act on the part of Tenant.

9.4    INDEMNIFICATION. To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons, or damage to property of Tenant or any other person occurring from and after the Effective Date of this Lease from any cause whatsoever related to the use, occupancy or employment of the Premises by Tenant or any person thereon or holding under Tenant or to any default by Tenant under this Lease, and Tenant shall indemnify, protect, defend and save Landlord harmless from all liability whatsoever on account of any real or alleged damage or injury and from liens, claims, damages, costs, expenses and demands related to the use of the Premises and its facilities, or any repairs, alterations or improvements which Tenant may make or cause to be made upon the Premises or arising from any default by Tenant under this Lease, but Tenant shall not be liable for damage or injury ultimately determined to be caused by the gross negligence or willful misconduct of Landlord or its designated agents, servants or employees. This obligation to indemnify shall include reasonable attorneys’ fees and investigation costs and all other reasonable costs, expenses and liabilities incurred by Landlord or its counsel from the first notice that any claim or demand is to be made or may be made.

9.5    FAILURE BY TENANT TO MAINTAIN INSURANCE. If Tenant refuses or neglects to secure and maintain insurance policies complying with the provisions of this Article, Landlord may, but shall not be obligated to, secure the appropriate insurance policies and Tenant shall pay upon demand the cost of same to Landlord, plus interest at the rate at which is the lesser of 1.5% per month or the maximum rate allowed by law, as Additional Rental. Notwithstanding anything to the contrary, Tenant may satisfy its obligation under this Lease to maintain any insurance policy or insurance policies with a blanket policy or blanket policies maintained by Tenant or any of its parents or affiliates or with self-insurance by Tenant or any of its parents or Affiliates.

ARTICLE 10.

TENANT’S CONDUCT OF BUSINESS

10.1    USE AND PROHIBITIONS ON USE.

10.1.1    Compliance with Laws, Rules and Regulations. Tenant shall comply with the all rules, regulations and laws concerning the Premises or Tenant’s use of the Premises, including, without limitation, the obligation at Tenant’s cost to alter, maintain or restore the Premises in compliance and conformity with all laws, rules and regulations relating to the condition, use, or occupancy of the Premises during the term.

10.1.2    No Nuisance. Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance.

10.1.3    No Auctions. No auction or distress, liquidation, going out of business, fire or bankruptcy sale may be conducted on the Premises without Landlord’s prior written consent.

10.1.4    Compliance with Hazardous Materials. Tenant shall not engage in any activity on or about the Premises that violates any Environmental Law (as defined below), and shall promptly at Tenant’s sole cost and expense, take all investigatory and/or remedial action reasonably required by Landlord or ordered or required by any government agency or Environmental Law for cleanup and removal of any contamination involving any Hazardous Materials (as defined below) created, caused directly or materially contributed to by Tenant. The term “Environmental Law” shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Premises, including without limitation, the following:

(A)    Federal. Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq.; Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq.; Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; Clean Air Act (“CAA”), 42 U.S.C. § 78401 et seq.; Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; The Refuse Act of 1899, 33 U.S.C. § 407; Occupational Safety and Health Act (“OSHA”), 29 U.S.C. § 651 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) and the Environmental Protection Agency Table (40 CFR Part 302 and amendments thereto);

(B)    California. Carpenter-Presley- Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq.; California Hazardous Waste Control Act, Cal. Health & Safety Code Sections 25100 et seq.; Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq.; Hazardous Waste Disposal Land Use Law, Cal. Health & Safety Code § 25220 et seq.; Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety Code § 25249.5 et seq.; Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety Code § 25280 et seq.; California Hazardous Substance Act, Cal. Health & Safety Code § 28740 et seq.; Air Resources Law, Cal. Health & Safety Code § 39000 et seq.; Hazardous Materials Release Response Plans and Inventory, Cal. Health & Safety Code §§ 25500-25541; Toxic Pits Cleanup Act of 1984 (“TPCA”), Cal. Health & Safety Code §§ 25208-25208.17;

Other Laws and Regulations. All other regulations promulgated pursuant to said foregoing laws or any amendments or replacement thereof, provided such amendments or replacements shall in no way limit the original scope and/or definition of Hazardous Materials defined herein as of the Effective Date of this Lease.

The term “Hazardous Materials” includes, without limitation, any material or substance which is (a) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restrictive hazardous waste” or “hazardous substance” or considered a waste, condition of pollution or nuisance under the Environmental Laws; (b) petroleum or a petroleum product or fraction thereof; (c) asbestos; (d) polychlorinated bipheny; (e) flammable explosives; (f) urea formaldehyde; and/or (g) substances known by the State of California to cause cancer and/or reproductive toxicity. It is the intent of the parties hereto construe the terms “Hazardous Materials” and “Environmental Laws” in their broadest sense. Tenant shall provide prompt written notice to Landlord of the existence of Hazardous Materials on the Premises and all notices of violation of the Environmental Laws received by Tenant. Tenant shall not bring onto, create or dispose of, in or about the Premises or the Project, including but not limited to its sewage or storm drain systems, any Hazardous Materials.

10.1.5    Disclosure and Warning Obligations. Tenant shall also comply with all laws, ordinances and regulations regarding the disclosure of the presence or danger of Hazardous Materials.

10.1.6    Indemnification. Tenant shall indemnify, protect, defend, with counsel reasonably acceptable to Landlord, and hold Landlord and each of Landlord’s officers, directors, partners, employees, agents, attorneys, successors and assigns (collectively, the “Indemnitees”) free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys’ fees and costs) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) (“Claims”) arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Premises or the improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Premises to the extent caused by Tenant For avoidance of doubt, Tenant will not be liable for any damage or liability of any kind or for any injury to or death of persons, conditions, or violations of Environmental law and Hazardous Materials laws, codes or regulations as defined herein prior to Tenant’s use or occupation of the Premises. This section is in addition to the provisions of Section 9.4.

10.1.7    Assignment and Subletting. If (i) any anticipated use of the Premises by any proposed assignee or subtenant involves the generation, storage, use, treatment or disposal of Hazardous Materials, or (ii) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property and the contamination resulted from such party’s action or use of the property in question, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee. Landlord may require that the proposed assignee or sublessee provide information and/or a certification executed by an authorized corporate officer with respect to the foregoing matters.

10.2    COVENANTS REGARDING OPERATION. Tenant shall; (a) comply with the Rules and Regulations of Landlord, available at Mojave Airport’s administrative office, as such may be amended from time to time; (b) secure and maintain a business license and all other applicable governmental approvals; (c) keep the Premises and interior and exterior portions of windows, doors and all other glass fixtures in a neat, clean, sanitary and safe conditions; and (d) keep the area adjacent to the Premises clean from visible trash, papers, oil, gum and other debris.

10.3    MEDIA. Except for the items set forth on Exhibit B hereto, Tenant shall not affix upon the Premises any sign, advertising placard, name, insignia, trademark, descriptive material or other like item unless reasonably approved in writing by Landlord in advance. All of Tenant’s signage shall comply with Mojave Airport’s applicable rules and regulations. Tenant shall maintain its signage in good condition and repair during the Lease Term.

ARTICLE 11.

MAINTENANCE, REPAIRS AND ALTERATIONS

11.1    LANDLORD’S MAINTENANCE OBLIGATIONS. Landlord shall maintain in good condition and repair the foundations, roofs, gutters, downspouts and exterior surfaces of the exterior walls of the Premises (exclusive of doors, door frames, door checks, windows, window frames, skylights and other openings therein); provided, however, if any repairs or replacements are necessitated by the negligence, gross negligence or willful misconduct of Tenant or anyone claiming under Tenant or by reason of Tenant’s failure to observe or perform any conditions or agreements contained in this Lease or caused by alterations, additions or improvements made by Tenant, or anyone claiming under Tenant, the cost thereof shall be the sole responsibility of Tenant. Tenant waives the provisions of Section 1941 and 1942 of the Civil Code of the State of California, or any superseding statute, and of any other law permitting Tenant to make repairs at Landlord’s expense.

11.2    LANDLORD’S RIGHT OF ENTRY. Landlord, its agents, contractors, servants and employees, may enter the Premises at all reasonable times to: (a) examine the Premises; (b) perform any obligation to, or exercise any right or remedy of, Landlord under this Lease; (c) make repairs, alterations, improvements or additions to the Premises or to other portions of the Mojave Airport as Landlord deems necessary or desirable; (d) perform work necessary to comply with laws, ordinances, rules or regulations of any public authority or of any insurance underwriter; (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, including, but not limited to, notices of non-responsibility for Alterations, and (f) perform work that Landlord deems necessary to prevent waste or deterioration in connection with the Premises. Tenant shall not be entitled to an abatement or reduction of Annual Rental or Additional Rental if Landlord exercises any rights reserved in this Section. Landlord shall conduct its activities on the Premises hereunder in a manner that will minimize any inconvenience, annoyance or disturbance to Tenant. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlord’s entry on the Premises as provided in this Section, except damages resulting from the negligent acts or omissions of Landlord, or its authored representatives.

11.3    TENANT’S MAINTENANCE OBLIGATIONS. Tenant, at its sole expense, throughout the Lease Term, shall keep the Premises and every part thereof (except only that portion of the Premises expressly described as to be maintained by Landlord hereunder) including, without limitation, all utility pipes and conduits, fixtures, heating, ventilating and air conditioning equipment exclusively serving the Premises (including, without limitation, the HVAC system), all signs, locks, doors, door frames, door checks, windows, window frames, skylights and other openings in the roof or exterior walls and floor coverings in a first class order, condition and repair and shall make replacements necessary to keep the Premises in this condition. All replacements shall be of quality equal to or exceeding that of the original. Should Tenant fail to make these repairs and replacements or otherwise maintain the Premises within three (3) days after written demand by Landlord, or should Tenant commence but fail to complete any repairs or replacements within a reasonable time after written demand by Landlord, Landlord may make the repairs or replacements, and Tenant shall pay the cost of such repairs and replacement, together with interest at the rate which is the lesser of 1.5% per month or the maximum rate allowed by law from the date of commencement of the work, as Additional Rental upon receipt of a bill from Landlord. Tenant shall repair promptly at its expense any damage to the Mojave Airport caused by Tenant or its agents or employees or caused by the installation or removal of Tenant’s personal property.

11.4    ALTERATIONS, ADDITIONS AND IMPROVEMENTS. Except for non-structural interior Alterations, additions, or improvements, Tenant shall not make any Alterations, additions or improvements, to the Premises without in each case first obtaining Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, any alterations, additions or improvements related to the use and/or storage of hazardous materials or waste on the Premises shall require Landlord’s prior written consent. All Alterations, additions and improvements made shall remain on and be surrendered with the Premises on expiration or termination of the Term; provided, however, that Tenant may remove its personal property and any trade fixtures within 30 days of termination of the Lease. Tenant shall immediately repair, at Tenant’s expense, any damage to the Premises caused by such removal.

11.5    MECHANIC’S LIENS. Tenant shall pay all costs for work performed by or on account of it and keep the Premises and the Mojave Airport free and clear of mechanics’ liens or other liens. Tenant shall give Landlord immediate notice of any lien filed against the Premises or against the Mojave Airport if related to work performed by it or for it. Upon Landlord’s request, Tenant shall immediately remove of record any lien by payment or by recording an appropriate bond. If a final judgment is entered establishing the validity of any lien which has not been removed of record, Tenant shall immediately pay the judgment. If Tenant fails to pay the judgment within three (3) days of its entry, Landlord may pay the judgment on Tenant’s account. If Tenant fails to remove of record any lien by recording any appropriate bond, Landlord, at its option and without waiving any of its other legal remedies at law or in equity, may pay the lien. In either event, the amount so paid by Landlord, together with costs and reasonable attorneys’ fees, shall be immediately due and owing from Tenant to Landlord.

ARTICLE 12.

ASSIGNMENT AND SUBLETTING

12.1    NO ASSIGNMENT. Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign, mortgage, pledge, sublet, or in any matter transfer this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant, Tenant’s affiliates or contract labor personnel at the time of Effective Date. If Tenant is a partnership, any change in the makeup of the partnership, whether voluntary or involuntary, which results in an ownership interest in the partnership of more than fifty (50%) percent being held by parties who were not partners as of the commencement of this Lease, or the dissolution of the partnership, shall be deemed an assignment. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or any sale or transfer of stock in the corporation which results in more than fifty (50%) percent of the total combined voting power of all classes of stock being held by persons or entities who were not shareholders as of the commencement date of this Lease, shall be deemed an assignment. Any of the foregoing acts without Landlord’s consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord. Tenant acknowledges and agrees that premises on the flightline may be used for aeronautical purposes only, and all other premises may be used for non- aeronautical purposes if there is surplus property at Mojave Airport. In the event of an assignment of this Lease, Landlord, Tenant and the assignee shall enter into a written Assignment Agreement in which Tenant’s liability under this Lease shall remain for any breaches prior to the assignment, but shall terminate after the effective date of the assignment, as well as any other agreements of the parties.

12.2    PERMITTED TRANSFERS. Notwithstanding the provisions of Section 12.1, above, Tenant may assign this Lease or sublet the Premises or any portion thereof, (each a “Permitted Transfer”) to any corporation which controls, is controlled by or is under common control with Tenant (“Affiliate of Tenant”), or to any corporation or other entity in connection with a merger, consolidation or reorganization involving Tenant or any Affiliate of Tenant, or to any person or entity which acquires substantially all the assets of Tenant or any Affiliate of Tenant, provided that (a) any assignee assumes, in full, the obligations of Tenant under this Lease pursuant to an assignment agreement in a form acceptable to Landlord, (b) Tenant remains fully liable under this Lease and (c) the use of the Premises set forth in the Basic Lease Provisions remains unchanged. Notwithstanding anything to the contrary, any issuance, transfer, redemption or similar transaction related to any ownership interest in Tenant or any Affiliate of Tenant whose ownership interests are publicly traded shall be a Permitted Transfer. Tenant may also from time to time and as a Permitted Transfer permit third parties with whom Tenant is working on particular projects, whether or not a joint venture partner, to use a portion of the Premises for Tenant’s own business purposes. In such event Tenant will be fully responsible for the conduct of such parties within the Premises, and Tenant’s indemnification obligations set forth in this Lease shall apply with respect to the conduct of such parties.

12.3    NO RELEASE. No subletting or assignment shall release Tenant from Tenant’s obligation under this Lease or alter the primary liability of Tenant to pay the Annual Rent and Additional Rental and to perform all other obligations to be performed by Tenant hereunder, except as otherwise agreed in writing by the parties. The acceptance of any monetary sums by Landlord from any other person shall not be deemed to be waiver by Landlord of any provision hereof. Consent to one assignment or subletting is not consent to subsequent assignments or subsequent subleases. In the event of a default in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, sublessee or successor. Landlord may consent to subsequent assignments of the Lease or subletting or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

ARTICLE 13.

DAMAGE

13.1    INSURED CASUALTY. If the Premises are damaged by fire or other perils covered by the insurance carried by Landlord, the following provisions shall apply:

13.1.1    Within a period of one hundred twenty (120) days after Landlord becomes aware of the casualty, Landlord, at its cost, shall commence repair, reconstruction and restoration of the Premises to the extent of 100% and prosecute the same diligently to completion. If Tenant decides to continue under the Lease, Tenant, at its cost, shall repair and restore all other items. Tenant shall commence this work promptly upon delivery of possession of the Premises to Tenant and diligently prosecute it to completion.

13.1.2    Notwithstanding the foregoing, in the event of a partial or total destruction of the Premises, Landlord and Tenant shall each have termination right within thirty (30) days after the destruction. For purposes of this Section, “partial destruction” shall be deemed destruction to an extent of at least thirty-three and one-third percent (33-1/3%) of the then full replacement cost of the Premises as of the date of destruction.

13.2    UNINSURED CASUALTY. If the Premises are damaged as a result of any casualty not covered by Landlord’s insurance, Landlord, within ninety (90) days followed the date of such damage, at its option, may commence repair, reconstruction or restoration of the Premises to the extent of 100% and prosecute the same diligently to completion, or within said ninety (90) day period Landlord may elect not to so repair, reconstruct or restore the Premises, in which event this Lease shall cease and terminate upon the expiration of such ninety (90) day period. In the event Landlord elects to restore, Tenant shall be responsible for the same obligations it is responsible for pursuant to Section 13.1.1 above.

13.3    DISTRIBUTION OF PROCEEDS. Deleted.

13.4    TERMINATION FOR DESTRUCTION OF PREMISES. Tenant may terminate this lease in the event of any partial or total destruction of the Premises that occurs through no fault of Tenant.

ARTICLE 14.

EMINENT DOMAIN

14.1    TAKING. The term “Taking” as used in this Article shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

14.2    TOTAL TAKING. In the event of a Taking of the entire Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority, and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after the date of termination.

14.3    PARTIAL TAKING. If there is a Taking of more than twenty-five (25%) of the Premises or, regardless of the amount taken, the remainder of the Premises is not one undivided parcel of property, either Landlord or Tenant may terminate this Lease as of the date Tenant is required to vacate a portion of the Premises upon giving notice in writing of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that a portion of the Premises have been so appropriated or taken.

14.4    MOJAVE AIRPORT TAKING. In the event of a Taking of more than 30% of the Mojave Airport other than the Premises, Landlord may terminate this Lease upon thirty (30) days advance written notice to Tenant. In the event such a Taking includes the runways, taxiways, public access roads to the Premises, airspace of the Mojave Airport required to enable Tenant to operate normally, other than the Premises, Tenant may terminate this Lease upon thirty (30) days advance written notice to Landlord.

14.5    TERMINATION OF LEASE. If this Lease is terminated as provided above, Landlord shall be entitled to the entire award or compensation in such condemnation proceedings, or settlement in lieu thereof, but the Annual Rental and Additional Rental for the last month of Tenant’s occupancy shall be prorated and Landlord shall refund to Tenant any unearned portion of Annual Rental and Additional Rental paid in advance. This provision does not bar Tenant from any legal claim it may have against the condemning agency under California Taking law concerning the loss of this Lease.

14.6    CONTINUATION OF LEASE. In the event neither Landlord nor Tenant elects to terminate this Lease as provided above, or in the event less than twenty-five percent (25%) of the Rentable Area of the Premises was subject to the Taking and the remainder thereof is an undivided parcel of property, then in either such event the Tenant shall continue to occupy the portion of the Premises which was not the subject of the Taking and the following provisions shall apply: (a) to the extent reasonably possible, Landlord will restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such appropriation or Taking provided, however, that Landlord shall have no obligation to expend funds for such purpose beyond the amount awarded to Landlord by reason of the Taking; (b) the Annual Rental shall be reduced in proportion to the percentage decrease, if any, in the Rentable Area of the Premises by reason of the Taking: and (c) Landlord shall be entitled to receive the entire award for compensation in such proceedings. Tenant hereby waives any statutory rights of termination that may arise by reason of any partial Taking of the Premises under the power of eminent domain.

ARTICLE 15.

DEFAULTS

15.1    EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute a default by Tenant under this Lease.

15.1.1    Failing or refusing to pay any amount of Annual Rental, Additional Rental, or any other monetary obligation owing by Tenant to Landlord hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

15.1.2    The failure by Tenant to observe or perform any other express or implied covenants, obligations or conditions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161. If the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall not occur later than thirty (30) days from the date of such notice from Landlord;

15.1.3    The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer while Tenant is in default under any other provision of this Lease; and/or

15.1.4    The making by Tenant of any general assignment for the benefit of creditors; or should there be filed by or against Tenant a petition to have Tenant adjudged a bankrupt or petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); or should an appointed trustee or receiver take possession of substantially all of Tenant’s assets located at the Premises, or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or should substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease have been attached or judicially seized, where the seizure is not discharged within thirty (30) days.

15.2    REMEDIES UPON DEFAULT. Upon the occurrence of one or more of the foregoing events of default, and in addition to any other rights or remedies of Landlord provided by law or otherwise, without further notice or demand of any kind to Tenant or any other person, Landlord may: (a) without declaring this Lease terminated, re-enter the Premises and occupy the whole or any part thereof for and on account of Tenant; collect any unpaid rentals and other charges which have become payable, or which may thereafter become payable, and remove all persons and property from the Premises, and any such property so removed may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant; or (b) re-enter the Premises and elect to terminate this Lease and all of the rights of Tenant in or to the Premises. Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Annual Rental, Additional Rental, or other charges later accruing, by any re-entry of the Premises, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease. Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

15.3    ADDITIONAL REMEDIES UPON DEFAULT. In addition to any rights or remedies hereinbefore or hereinafter conferred upon Landlord under the terms of this Lease, the following remedies and provisions shall specifically apply in the event Tenant engages in any one or more of the acts contemplated by the provisions of Section 15.1.4 of this Lease.

15.3.1    In all events, any receiver or trustee in bankruptcy shall either expressly assume or reject this Lease within sixty (60) days following the entry of an “Order for Relief” or within such earlier time as may be provided by applicable law;

15.3.2    In the event of an assumption of this Lease by a debtor or by a trustee, such debtor or trustee shall within fifteen (15) days after such assumption (i) cure any default or provide adequate assurance that defaults will be promptly cured; (ii) compensate Landlord for actual pecuniary loss or provide adequate assurance that compensation will be made for actual pecuniary loss, including, but not limited to, all attorneys’ fees and costs incurred by Landlord resulting from any such proceedings; and (iii) provide adequate assurance of future performance;

15.3.3    Where a default exists under this Lease, the trustee or debtor assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease;

15.3.4    The debtor or trustee may only assign this Lease if (i) it is assumed, (ii) adequate assurance of future performance by the assignee is provided, whether or not there has been a default under this Lease, and (iii) the debtor or trustee has received Landlord’s prior written consent pursuant to the provisions of Section 11.1 of this Lease. Any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord;

15.3.5    Landlord shall be entitled to the fair market value for the Premises and the services provided by Landlord (but in no event less than the rental reserved in this Lease) subsequent to the commencement of a bankruptcy event;

15.3.6    Any security deposit given by Tenant to Landlord to secure the future performance by Tenant of all or any of the terms and conditions of this Lease shall be automatically transferred to Landlord upon the entry of an “Order of Relief’; and

15.3.7    The parties agree that Landlord is entitled to adequate assurance of future performance of the terms and provisions of this Lease in the event of an assignment under the provisions of the Bankruptcy Code. For purposes of any such assumption or assignment of this Lease, the parties agree that the term “adequate assurance” shall include, without limitations, at least the following:

(A)    Any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principle consistently applied) in an amount sufficient to assure that the proposed assignee will have the resources to meet the financial responsibilities under this Lease, including the payment of all rent. The financial condition and resources of Tenant are material inducements to Landlord entering into this Lease.

(B)    Any proposed assignee must have engaged in the permitted use described in Article 5 hereof for at least five (5) years prior to any such proposed assignment.

(C)    In entering into this Lease, Landlord considered extensively Tenant’s permitted use and determined that such permitted business would add substantially to the Tenant balance in the Premises, and were it not for Tenant’s agreement to operate only Tenant’s permitted business on the Premises, Landlord would not have entered into this Lease. Landlord’s operation of the Premises and the Project will be materially impaired if a trustee in bankruptcy or any assignee of this Lease operates any business other than Tenant’s permitted business.

(D)    Any assumption of this Lease by a proposed assignee shall not adversely affect Landlord’s relationship with any of the remaining Tenants in the Premises or all or any portion of the Project taking into consideration any and all other “use” clauses and/or “exclusively” clauses which may then exist under their leases with Landlord.

(E)    Any proposed assignee must not be engaged in any business or activity which it will conduct on the Premises and which will subject the Premises to contamination by any Hazardous Materials.

15.4    TERMINATION OF LEASE. Should Landlord elect to terminate this Lease pursuant to the provisions above, Landlord may recover from Tenant, as damages, the following: (a) the worth at the time of award of any unpaid rental which had been earned at the time of the termination; plus rental which had been earned at the time of the termination; plus (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligation under this Lease or which ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorneys’ fees therefor, (ii) maintaining or preserving the Premises after any default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises, (iv) any leasing commission, or (v) any other costs necessary or appropriate to relet the Premises.; plus (e) at Landlord’s election, any other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of California. As used in Subsection (a) and (b) above, the “worth at the time of award” is computed by allowing interest at the maximum lawful rate. As used in Subsections (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Mojave Airport at the time of award plus one percent (1%).

15.5    DEFINITION OF RENTAL. For purposes of this Article only, the term “rental” shall be deemed to be the Rental, Additional Rental and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

15.6    WAIVER. No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any default. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to, or approval of, any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

15.7    DEFAULT BY LANDLORD. Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice to Landlord by Tenant specifically describing such failure.

15.8    LANDLORD’S RIGHT TO PERFORM. If Tenant shall, after notice from Landlord, fail, within the time periods specified above, to make any payment required to be made by it under this Lease or shall default in the performance of any of Tenant’s other obligations hereunder, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default and may charge Tenant for the reasonable cost thereof; provided, however, that, in the event that Tenant’s failure to make such payment and/or remedy such default creates a condition which threatens imminent loss or damage to persons or property, notwithstanding the notice requirements of this Section, Landlord may make such payment and/or remedy such default to the extent necessary to avoid such emergency situation immediately and without notice to Tenant, but in such case Landlord shall, after its entry, give Tenant notice as soon thereafter as practicable, of the existence of such situation or condition and Landlord’s intention or actions to remedy the same. Bills for any reasonable expense incurred by Landlord in connection therewith and for the payment of which Tenant is liable under this Section, including, without limitation, attorneys’ fees and expenses (together with interest thereon at the rate which is the lesser of 1.5% per month or the maximum rate allowed by law from and including the respective dates of Landlord’s making of each such payment or incurring each such expense), may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and shall be due and payable in accordance with the terms of said bills, and if not paid when due the amount thereof shall immediately become due and payable as Additional Rent under this Lease.

ARTICLE 16.

EXCULPATION OF LANDLORD

All property kept, stored or maintained on Tenant’s Premises shall be so kept, stored or maintained at the sole risk of Tenant. Landlord shall not be liable and Tenant waives all claims against Landlord for damages to person or property sustained by Tenant or by any other person or firm resulting from the building in which the Premises are located or by reason of Tenant’s Premises or any equipment located thereon becoming out of repair, or through the acts or omissions of any persons present in the

Mojave Airport or renting or occupying any part of the Mojave Airport or for loss or damage resulting to Tenant or its property from burst, stopped or leaking sewers, pipes, conduits or plumbing fixtures, or for interruption of any utility services, or from any failure of or defect in any electric line, circuit or facility or any other type of improvement or service on or furnished to Tenant’s Premises or resulting from any accident in, on or about Tenant’s Premises or the building in which the Premises are located.

ARTICLE 17.

NOTICES

Except as otherwise required by law, any notice, information, request or reply (“Notice”) required or permitted to be given under the provisions of this Lease shall be in writing and shall be given or served either personally or by mail. If given or served by mail, such Notice shall be deemed sufficiently given if (a) deposited in the United States mail, certified mail, postage prepaid, or (b) sent by express mail, or other similar overnight service, provided proof of service is available, addressed to the addresses of the parties specified in the Basic Lease Provisions. Any Notice given or served by certified or overnight mail shall be deemed given or served as of the date of deposit. Either party may, by written notice to the other in the manner specified herein, specify an address within the United States for Notices in lieu of the address specified in the Basic Lease Provisions.

ARTICLE 18.

MOJAVE AIRPORT EXPANSION

At any time during the Lease Term, and from time to time, Landlord may expand, in any manner, the existing Mojave Airport, which expansion may include the addition of new buildings to the Mojave Airport. If Landlord deems it necessary for construction personnel to enter the Premises in order to construct such improvements, Landlord shall give Tenant no less than fifteen (15) days prior notice, and Tenant shall allow such entry. Landlord shall use reasonable efforts to complete the work affecting the Premises in an efficient manner so as not to interfere unreasonably with Tenants’ business. Tenant shall not be entitled to any damages or to reduction in Annual Rental or Additional Rental for any interference or interruption of Tenant’s business upon the Premises or for any inconvenience caused by such construction work. Landlord shall have the right to use a portion of the Premises to accommodate any structures required for the expansion. If, as a result of Landlord utilizing a portion of Premises for such purpose, there is a permanent increase or decrease in the Rentable Area of the Premises of one percent (1%) or more, there shall be a proportionate adjustment of Annual Rental and all other charges based on Rentable Area. During the course of construction, Tenant shall continue to pay Annual Rental and Additional Rental.

ARTICLE 19.

END OF TERM

19.1    SURRENDER OF PREMISES. Upon the expiration of the Lease Term, or upon earlier termination thereof through the exercise of any option to terminate the Lease Term hereof granted to Landlord, or upon the re-entry of Landlord upon the Premises as herein provided for in this Lease (collectively, the “Surrender Date”), Tenant shall peaceably and quietly leave and yield up unto Landlord the entire Premises, including the Building, in good order, condition and repair, excepting therefrom normal wear and tear. Notwithstanding the exercise by either party of any option contained herein to terminate this Lease, any unsatisfied obligations of either party accruing on or prior to the Surrender Date shall survive the Surrender Date, unless excused as of the Surrender Date by the provisions elsewhere contained in this Lease.

19.2    HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Lease Term, and should Tenant hold over in the Premises beyond this date, the holding over shall not constitute a renewal or an extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as a tenant at will, subject to all of the terms and conditions in this Lease, except that the Annual Rental shall be an amount equal to one and one-half (1-1/2) times the sum of the Annual Rental and Additional Rental which was payable for the twelve (12) month period immediately preceding the expiration of the Lease. In the event Tenant fails to surrender the Premises upon the expiration of this Lease, Tenant shall indemnify, protect, defend (with legal counsel reasonably acceptable to Landlord) and hold Landlord harmless from all loss and liability which may accrue therefrom, including, without limitation, any claims made by any succeeding tenant. Acceptance by Landlord of any Annual Rental or Additional Rental after the expiration or earlier termination of this Lease shall not constitute consent to a hold over hereunder, constitute acceptance of Tenant as a tenant at will or result in a renewal of this Lease.

19.3    REMOVAL OF PROPERTY. Upon the Surrender Date, all alterations, additions and improvements to the Premises shall become the exclusive property of Landlord, provided that Tenant shall be entitled to remove its personal property and trade fixtures within 30 days of termination. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed shall, at Landlord’s option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant’s cost and expense, without further notice to or demand upon Tenant. If Tenant does not remove the items as specified herein within 30 days of termination of the Lease, Tenant hereby appoints Landlord as its agent to remove, at Tenant’s cost, all property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant’s benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for any damage, theft, misappropriation or loss thereof or in any manner in respect thereto.

19.4    SURVIVAL. The provisions of this Article shall survive the Surrender Date.

ARTICLE 20.

AERONAUTICAL RESTRICTIONS

20.1    Landlord reserves a right of flight for the passage of aircraft in the air space above the surface of the Premises for the use and benefit of the public. This public right of flight shall include the right to cause noise inherent in the lawful operation of aircraft used for navigation or flight the air space or landing at, taking off from or operation on the Mojave Airport.

20.2    Tenant shall not erect or permit the erection of structures, buildings or objects of natural growth or other obstructions on the Premises above the height of 2,816 feet mean sea level elevation. If this covenant is breached, Landlord may enter on the Premises and remove the structure or growth, at the expense of Tenant.

20.3    Tenant shall not make use of the Premises in a manner that interferes with lawful air navigation and communication, the landing or taking off of aircraft from Mojave Airport, or otherwise constitute an airport hazard. If this covenant is breached, Landlord may re-enter the Premises and cause the abatement of such interference at the expense of Tenant.

20.4    Landlord may further develop or improve the landing area at Mojave Airport regardless of the desires or views of Tenant.

20.5    Landlord may, but shall not be obligated to, maintain and keep in repair, the landing area of the Mojave Airport and publicly owned facilities of the Airport, together with the right to direct and control activities of the Tenant in this regard. If the taxiways or runways at the Mojave Airport are wholly or partially rendered unfit for aeronautical use, or the Mojave Airport ceases to be operated as an airport, this Lease may be terminated by Tenant, by giving at least thirty (30) days written notice.

20.6    Nothing herein contained in this lease shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act.

20.7    This Lease and all of the provisions hereof shall be subject to the rights reserved by the United States of America in and to the facilities of Mojave Airport. This Lease shall be subordinated to the provisions and requirements of any existing or future agreement between Landlord and the United States, relative to the use, development and operation or maintenance of Mojave Airport. This Lease is subject to the Quitclaim Deed between Landlord and the United States of America, dated November 6, 1972, and if the deed between Landlord and the United States of America shall terminate by action of the United States, or for other cause, this lease shall also terminate as of that date and Tenant shall have no other rights under the Lease.

20.8    Tenant shall comply with lawful ordinances of Kern County Land Use Planning Commission relating to height limits in the vicinity of Mojave Airport and to comply with the notification, review and other requirements of 49 C. F. R. Federal Air Regulations or other heights limits established by an entity having jurisdiction to established such limitations.

20.9    Tenant shall comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations if a future structure or building is planned by the Tenant for the Premises.

20.10    Tenant shall have the non-exclusive right to the use of the runways and taxiways of the airfield, the public waiting rooms, the restrooms and other public spaces in the Administration Building, roadways and landing aids and other public facilities provided by Landlord for the convenience of aeronautical users.

ARTICLE 21.

NONDISCRIMINATION

21.1    Tenant will not discriminate or permit discriminations against any person or class of persons by reason of race, color, creed, sex or national origin in any such manner prohibited by Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, or as the regulation may be amended from time to time.

21.2    Any commercial enterprises employing persons on the Airport which are primarily related to the aeronautical activities of the Airport, which provides goods or services to the public which is attracted to the Airport by aeronautical activities, which provides services or supplies to other aeronautical related or public service businesses or to the Airport, or which performs construction work on the Airport, must comply with affirmative action regulation promulgated by the Federal Aviation Administration and implemented by the Landlord. If Tenant falls within the scope of such regulations, Tenant shall comply with the regulations.

ARTICLE 22.

MISCELLANEOUS

22.1    WAIVER. Any waiver by Landlord of a breach of a covenant of this Lease by Tenant shall not be construed as a waiver of a subsequent breach of the same covenant. The consent or approval by Landlord to anything requiring Landlord’s consent or approval shall not be deemed a waiver of Landlord’s right to withhold consent or approval of any subsequent similar act by Tenant. No breach by Tenant of a covenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

22.2    RIGHTS CUMULATIVE. Except as provided herein to the contrary, the rights and remedies of the parties specified in this Lease shall be cumulative and in addition to any other rights and/or remedies otherwise available, whether or not specified in this Lease.

22.3    ENTIRE AGREEMENT. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, agreements and understandings, if any, between Landlord and Tenant.

22.4    NO REPRESENTATION. Landlord reserves the absolute right to affect such other tenancies in the Mojave Airport as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Mojave Airport.

22.5    AMENDMENTS IN WRITING. No provision of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.

22.6    NO OTHER RELATIONSHIP. Nothing contained in this Lease shall be construed as creating the relationship of principal and agent, partnership or joint venture between Landlord and Tenant.

22.7    LAWS OF CALIFORNIA TO GOVERN. This Lease shall be governed by and construed in accordance with the internal laws of the State of California. Venue in any legal action or proceeding arising from or related to this Lease shall be in the appropriate court for the County of Kern, California.

22.8    SEVERABILITY. If any provision of this Lease or the application of such provision to any person, entity or circumstances, is found invalid or unenforceable by a court of competent jurisdiction, such determination shall not affect the other provisions of this Lease and all other provisions of this Lease shall be deemed valid and enforceable. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Lease with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Lease, or otherwise to amend this Lease to achieve such result.

22.9    SUCCESSORS. Subject to the restrictions on assignment and subletting contained herein, all rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators, and the successors, subtenants and assignees of the parties. If there is more than one Tenant or if Tenant is a partnership or other entity and the members of which are subject to personal liability, each shall be bound jointly and severally by the terms, covenants and agreements contained in this Lease.

22.10    WARRANTY OF AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership. If Tenant is a corporation, the person executing this Lease on behalf of Tenant hereby covenants and warrants that (a) Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of California, (b) all franchise and corporate taxes have been paid to date, and (c) all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

22.11    BROKERS. Tenant represents and warrants that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease except as may be specifically set forth in the Basic Lease Provisions and agrees to hold Landlord harmless from the failure to pay any realtors, broken or agents and from any cost, expense or liability for any compensation, commission or changes claimed by any other realtors, brokers or agents claiming by, through or on behalf of it with respect to this Lease and/or the negotiation hereof.

22.12    NO IMPLICATION OF EXCLUSIVE USE. Nothing contained in this Lease shall be deemed to give Tenant an express or implied exclusive right to operate any particular type of business in the Mojave Airport.

22.13    RECORDING. Tenant shall not record this Lease or any short form of this Lease. Tenant, upon request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes. Upon the expiration or earlier termination of this Lease for any reason, Tenant shall, within three (3) days of the date of request by Landlord, convey to Landlord by quitclaim deed any and all interest Tenant may have under this Lease.

22.14    INTEREST ON PAST DUE OBLIGATIONS. Unless otherwise specifically provided in this Lease, any amount due from Tenant to Landlord under this Lease which is not paid when due and any amount due as reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant upon Tenant’s failure to so perform shall bear interest at the rate which is the lesser of 1.5% per month or the maximum rate allowed by law from the date originally due until paid.

22.15    FIXTURES, TRADE FIXTURES, PERSONAL PROPERTY AND ALTERATIONS. Within 30 days of the expiration or earlier termination of the Term, Tenant may remove its personal equipment and trade fixtures, furniture, equipment, and signs as provided herein. Tenant agrees to keep all of its fixtures, trade fixtures, furniture and equipment free of liens and shall not use the same as security in any loan arrangements.

22.16    FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Annual Rental and Additional Rental to be paid by Tenant pursuant to this Lease; provided that the party prevented, delayed or stopped shall have given the other party written notice thereof within thirty (30) days of such event causing the prevention, delay or stoppage. Notwithstanding anything to the contrary contained in this Section, in the event any work performed by Tenant or Tenant’s contractors results in a strike, lockout and/or labor dispute, the strike, lockout and/or labor dispute shall not excuse the performance by Tenant of the provisions of this Lease.

22.17    ATTORNEYS’ FEES. In the event Landlord or Tenant shall institute any action or proceeding against the other arising from or related to this Lease, or any default hereunder, the party not prevailing in the action or proceeding shall reimburse the prevailing party for the all costs and expenses, including reasonable attorneys’ fees, incurred therein by the prevailing party, including without limitation, any fees, costs of disbursements incurred on any appeal and enforcement of a judgment from the action or proceeding.

22.18    OPTION TO RENEW. Tenant is hereby granted the option to extend the term of this Lease for the Renewal Terms described in the Basic Lease Provisions by giving notice of exercise of the option (“Option Notice”) to Landlord at least Sixty (60) days, but not more than One Hundred Twenty (120) days, before the expiration of the Basic Term, or the then current Renewal Term, as the case may be; provided, however, that if Tenant is in default on the date of giving any such Option Notice or if Tenant has assigned or sublet the Premises, the Option Notice shall be totally ineffective, and provided further, that if Tenant is in default on the date that the Renewal Term would otherwise commence, such Renewal Term at the election of Landlord shall not commence and this Lease shall expire at the end of the Basic Term, or at the end of the then current Renewal Term, as the cause may be. Tenant shall have no other right to extend the term beyond the specific number of Renewal Terms described in the Basic Lease Provisions. During the Renewal Term(s), all of the terms and provisions contained herein shall apply.

22.19    SUBMISSION OF LEASE. Submission of this Lease does not constitute an offer to lease. The Lease shall become effective only upon (a) approval by Landlord’s board of directors, (b) execution and delivery thereof by Landlord and Tenant

22.20    FINANCIAL INFORMATION. Deleted

22.21    LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord (a) no director, officer, agent or employee of Landlord shall be sued or named as a party in any suit or action, or served with process, or required to answer or otherwise plead to any service of process, except to the extent required to bring Landlord under the jurisdiction of the applicable court, nor will any judgment be taken against any director, officer, agent or employee of Landlord. Any judgment taken against director, officer, agent or employee of Landlord may be vacated and set aside at any time nunc pro tunc, and no writ of execution will ever be levied against the assets of any director, agent or employee of Landlord: and (b) the covenants and agreements contained within this Section shall inure to the benefit of and shall be enforceable by Landlord and any director, officer, agent or employee of Landlord.

22.22    COUNTERPARTS. This Lease may be executed in counterparts, all of which, when taken together, shall constitute a fully executed original

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

By execution hereof, each signatory certifies that this document has been approved by the party for which he/she is signing, and that he/she is duly authorized to execute this document on behalf of such party.

Mojave Air & Space Port		TSC, LLC

By:	/s/ Stuart O. Witt	By:	/s/ Enrico Palermo
Stuart O. Witt, CEO/GM		Enrico Palermo, Vice President, Operations/TSC, LLC